                                                                   Exhibit 2.1.1

                                   AMENDMENT


                            DATED AS OF MAY 6, 1996

                                      TO

                       STOCK PURCHASE AND SALE AGREEMENT

                           DATED AS OF MARCH 5, 1996

                                     AMONG

                DAVID BLECHMAN, JEAN BLECHMAN, BRIAN BLECHMAN,
                 NEIL BLECHMAN, ROSS BLECHMAN, STEVE BLECHMAN,
                        DEAN BLECHMAN, STEPHEN WELLING,


                        TLG LABORATORIES HOLDING CORP.,


                               NATUR-PHARMA INC.


                                      AND


                        GREEN EQUITY INVESTORS II, L.P.

          AMENDMENT (the "Amendment") dated as of May 6, 1996 to STOCK PURCHASE AND SALE AGREEMENT (the "Agreement") dated as of March 5, 1996 among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling (collectively, the "Stockholders"), TLG Laboratories Holding Corp., a corporation validly existing under the laws of Delaware ("TLG Holding"), Natur-Pharma Inc., a corporation validly existing under the laws of Utah ("Natur-Pharma"), and Green Equity Investors II, L.P., a limited partnership validly existing under the laws of Delaware ("Buyer") (the Stockholders, TLG Holding, Natur-Pharma and Buyer being sometimes referred to herein individually as a "Party" and collectively as the "Parties").

          WHEREAS, the Parties wish to amend the Agreement as set forth herein;

          NOW, THEREFORE, each of the Parties, intending to be legally bound, hereby agrees as follows:

          1.   Definitions.  All capitalized terms used in this Amendment that
               -----------
are not defined herein shall have the definitions ascribed thereto in the Agreement.

          2.   Amendment.
               ---------

          (a) All references in the Agreement to "B. Bros Realty Corp." are hereby amended to be references to "B. Bros. Realty Corporation."

          (b) All references in the Agreement to "Natur-Pharma II Inc., a corporation to be organized under the laws of Delaware" are hereby amended to be references to "Natur-Pharma II Inc., a corporation to be organized under the laws of New York."

          (c) In the third line of the second WHEREAS clause of the Agreement, ",phytonutrients" is hereby added between the phrase "herbal products" and the phrase "and herb teas."

          (d) Section 4.7(c) of the Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

               "(c)  Attached as Exhibit A to Item (3) of
               Schedule II hereto are true and correct copies of the unaudited compiled balance sheets of ARP as of December 31, 1994, 1993 and 1992 and the related unaudited compiled statements of revenues, expenses and retained earnings of ARP for the years then ended, including the compilation report of Held Kranzler & Company, certified public accountants ("Held Kranzler") thereon (the "ARP Financial Statements")."

In addition, the unaudited balance sheets of ARP as of June 30, 1995 and June 30, 1994 and the related unaudited statements of revenues, expenses and retained earnings of ARP for the six-month periods ended on June 30, 1995 and June 30, 1994, including the compilation report of Held Kranzler thereon, set forth on pages 127 through 131 of Schedule II to the Agreement, are hereby deleted in their entirety. The amendments set forth in this Section 2(d) shall be effective as of March 5, 1996 as if such amendments had been reflected in the Agreement as of that date.

               (e) Section 7.2(e) of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "(e) Releases.  The Buyer shall have received
                    --------
               absolute and unconditional releases from the
               Stockholders of any and all claims by the
               Stockholders against the Corporations in
               substantially the form attached hereto as Exhibit
                                                         -------
               P."
               -

               (f) A new Section 11.8 is hereby added to Article 11 of the Agreement, as follows:

               "11.8  Buyer Indemnitee Representative.
                      -------------------------------
               Notwithstanding anything to the contrary in this
               Article 11, in the event that two or more Buyer Indemnitees are seeking indemnification under this
               Article 11 with respect to an Event of
               Indemnification: (i) a representative of such Buyer Indemnitees shall be appointed (the "Buyer Indemnitee Representative") by Buyer Indemnitees holding a majority of the TL Common Stock held by such Buyer Indemnitees, which Buyer Indemnitee Representative shall have full authority to act on behalf of such Buyer Indemnitees in receiving notices under, and dealing with the Stockholder Indemnitors with respect to, this Article 11, and the Stockholder Indemnitors shall be fully protected in relying in good faith upon the authority of such Buyer Indemnitee Representative (such authority as between the Buyer Indemnitee Representative and the Buyer Indemnitees to be established by the mutual agreement of all such Buyer Indemnitees); and (ii) for purposes of the last sentence of
               Section 11.3(b), such Buyer Indemnitees shall be entitled to employ only one separate counsel with respect to a Third Party Claim, selected by Buyer Indemnitees holding a majority of the TL Common Stock held by such Buyer Indemnitees, which counsel shall represent all of such Buyer Indemnitees."

               (g) Exhibit B as attached to the Agreement on March 5, 1996 is hereby deleted in its entirety and Exhibit B as attached to this Amendment is substituted in lieu thereof, and all prior versions of Exhibit B exchanged by the Parties are superseded by Exhibit B as attached to this Amendment.

          3.   Governing Law. THE VALIDITY, INTERPRETATION, PERFORMANCE AND
               -------------
ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING

EFFECT TO THE LAWS, RULES OR PRINCIPLES OF THE STATE OF NEW YORK REGARDING CONFLICT OF LAWS).

          4.   Continuing Effect; Counterparts. Except to the extent amended
               -------------------------------
hereby, the provisions of the Agreement shall remain unmodified, and the Agreement, as amended by this Agreement, hereby is confirmed as being in full force and effect in accordance with its terms. This Amendment may be executed in any number of counterparts which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties have duly executed and delivered this Amendment as of the date first above written.

                                        NATUR-PHARMA INC.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


                                        ________________________________________
                                        David Blechman


                                        ________________________________________
                                        Jean Blechman


                                        ________________________________________
                                        Brian Blechman


                                        ________________________________________
                                        Neil Blechman


                                        ________________________________________
                                        Ross Blechman


                                        ________________________________________
                                        Steve Blechman


                                        ________________________________________

                                        Dean Blechman


                                        ________________________________________
                                        Stephen Welling



                                        TLG LABORATORIES HOLDING CORP.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


                                        GREEN EQUITY INVESTORS II, L.P.

                                        By: Grand Avenue Capital Partners, L.P.

                                        By: Grand Avenue Capital Corporation,
                                             its general partner


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________